Exhibit 99
JOINT FILER INFORMATION
NAME:      Frost Gamma Investments Trust
ADDRESS:     4400 Biscayne  Blvd.
      Miami, FL  33137
Designated Filer:    Phillip Frost, M.D.
Issuer and Ticker Symbol:   Tiger X Medical, Inc. (CDOM)
Date of Event Requiring Statement:  May 10, 2016

     FROST GAMMA INVESTMENTS TRUST
     by: /s/ Phillip Frost, M.D.
      Phillip Frost, M.D., Trustee